EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-155739) of our report dated August 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Aastrom Biosciences, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
February 19, 2009